UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 22, 2008
Cornerstone Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50767 (Commission File Number)	04-3523569 (IRS Employer Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, NC		27518
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (919) 678-6611
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-10.1 Severance Agreement and General Release, dated December 22, 2008

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported in a Current Report on Form 8-K filed by Cornerstone Therapeutics Inc. (the “Company”) on December 16, 2008, George Esgro resigned from his position as Vice President, Sales of the Company effective December 10, 2008. In connection with Mr. Esgro’s departure, the Company and Mr. Esgro entered into a Severance Agreement and General Release dated December 22, 2008 (the “Severance Agreement”). Under the Severance Agreement, the Company agreed that it would: (i) pay Mr. Esgro severance pay in the amount of $91,000, (ii) provide for a three (3) month post-employment non-competition period beginning December 10, 2008, and (iii) accelerate the vesting as to 25% of any of Mr. Esgro’s unvested stock options as of December 10, 2008, provided that all other terms of the Severance Agreement are met. In return, the Severance Agreement provides that Mr. Esgro releases the Company from all claims and waives all rights relating to his employment with the Company. The Severance Agreement also contains customary covenants regarding non-disparagement, confidentiality, non-disclosure and non-solicitation of employees.
A copy of the Severance Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and the Company refers you to such exhibit for the complete terms of the agreement. The complete terms of the Severance Agreement are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     See the Exhibit Index attached hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE THERAPEUTICS INC.
Date: December 29, 2008	By:	/s/ Scott B. Townsend
Scott B. Townsend
General Counsel and Executive Vice President of Legal Affairs

EXHIBIT INDEX

Exhibit No.	Description of Document

Exhibit 10.1	Severance Agreement and General Release, dated December 22, 2008, by George Esgro and Cornerstone Therapeutics Inc.